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                                  CLARCOR INC.
              EXHIBIT 11 -- COMPUTATIONS OF PER SHARE EARNINGS (A)
                   FOR THE FIVE YEARS ENDED NOVEMBER 30, 1993

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                                                                     FISCAL YEARS ENDED NOVEMBER 30,
                                                -------------------------------------------------------------------------
AVERAGE SHARES OUTSTANDING                          1993           1992           1991           1990           1989
- ----------------------------------------------  -------------  -------------  -------------  -------------  -------------
1.         Average number of shares
            outstanding.......................     14,837,741     14,972,639     14,873,282     14,843,279     17,040,024
2.         Net additional shares resulting
            from assumed exercise of stock
            options*..........................        213,725        230,202        253,518        123,549        109,173
                                                -------------  -------------  -------------  -------------  -------------
3.         Adjusted average shares outstanding
            for fully diluted computation (1
            plus 2)...........................     15,051,466     15,202,841     15,126,800     14,966,828     17,149,197
                                                -------------  -------------  -------------  -------------  -------------
                                                -------------  -------------  -------------  -------------  -------------
Earnings per share of common
 stock:
           Primary............................
                                                    $1.16          $.94           $1.26          $1.37          $.42
                                                -------------  -------------  -------------  -------------  -------------
                                                -------------  -------------  -------------  -------------  -------------
           Assuming full dilution.............
                                                    $1.15          $.93           $1.24          $1.36          $.41
                                                -------------  -------------  -------------  -------------  -------------
                                                -------------  -------------  -------------  -------------  -------------

- ------------------------
 * Assumes proceeds from exercise of stock options used to purchase treasury shares at the greater of the year-end or the average market price during the period.
(A)   Adjusted to reflect 3-for-2 stock split payable February 14, 1992.
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